Exhibit 2.1

SEPARATION AND DISTRIBUTION AGREEMENT

by and among

FREEHOLD PROPERTIES, INC.

FREEHOLD PROPERTIES OPERATING PARTNERSHIP, LP

FREEHOLD FEE SIMPLE, INC.

and

FFS OPERATING COMPANY, LLC

dated as of

[●], 2021

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

Schedules

Schedule 1.1(a)	Properties
Schedule 3.1(b)(i)	Officers and Directors of FHP
Schedule 3.1(b)(i)	Officers and Directors of SpinCo

-iv-

SEPARATION AND DISTRIBUTION AGREEMENT

This SEPARATION AND DISTRIBUTION AGREEMENT (this “Agreement”) is entered into as of [●], 2021, by and among Freehold Properties Inc., a Maryland corporation (“FHP”), Freehold Properties Operating Partnership, LP, a Delaware limited partnership and a subsidiary of FHP (“FHP OP”), Freehold Fee Simple, Inc., a Maryland corporation and a subsidiary of FHP OP (“SpinCo”), and FFS Operating Company, LLC, a Delaware limited liability and a subsidiary of SpinCo (“SpinCo OC”). FHP, FHP OP, SpinCo, and SpinCo OC are sometimes referred to herein individually as a “Party,” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the FHP Board has determined that it is advisable and in the best interests of FHP and its stockholders to restructure the assets and liabilities of FHP into two companies: (i) FHP (together with FHP OP) which, following consummation of the transactions contemplated herein, will own and conduct the FHP Business; and (ii) SpinCo (together with SpinCo OC) which, following consummation of the transactions contemplated herein, will own and conduct the SpinCo Business;

WHEREAS, in furtherance thereof, the FHP Board and the SpinCo Board have approved certain transactions to occur prior to the Effective Time, including, the (i) contribution by FHP OP of its interests in the Property Owning Subsidiaries to SpinCo OC pursuant to the Contribution Agreement, (ii) the entry into the Loan Documents by and between the FHP Finance Subsidiary and each Property Owning Subsidiary, (iii) the entry into the Option Agreements by and between the FHP Finance Subsidiary and each Property Owning Entity and (iv) the entry into the Administrative Services Agreement by and among FHP, FHP OP, SpinCo and SpinCo OC ((i) through (iv) above, together with any ancillary internal restructuring steps taken in connection therewith, are referred to herein collectively as the “Restructuring”);

WHEREAS, the FHP Board, acting both on behalf of FHP on its own and in its capacity as the sole member of the general partner of FHP OP, the sole stockholder of SpinCo, has also determined that it is advisable and in the best interests of FHP and its stockholders to effect the Distribution, after which FHP and SpinCo will be two independent companies;

WHEREAS, the SpinCo Board has determined that it is advisable and in the best interests of SpinCo and its sole stockholder to effect the Distribution following which, FHP and SpinCo will be two independent companies;

WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Restructuring and the Distribution and to set forth certain other agreements that will, following the Distribution, govern certain matters relating to the Restructuring and the Distribution and the relationship between FHP and/or its Subsidiaries (including FHP OP), on the one hand, and, SpinCo and/or its Subsidiaries (including SpinCo OC), on the other hand; and

WHEREAS, for U.S. federal and applicable state income tax purposes, the Parties intend to treat the Distribution as a distribution of property subject to Section 301 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.1            Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced in this Section 1.1:

“Access Period” has the meaning set forth in Section 8.1(a).

“Action” means any demand, claim, action, suit, countersuit, arbitration, litigation, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal or authority.

“Administrative Services Agreement” means the Administrative Services Agreement to be entered into by FHP, FHP OP, SpinCo and SpinCo OC prior to the Effective Time, substantially in the form attached hereto as Exhibit A.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person; provided, however, that (a) the members of the FHP Group and (b) the members of the SpinCo Group shall not be deemed Affiliates of each other following the Distribution. For this purpose, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement and includes all Exhibits and Schedules attached hereto or delivered pursuant hereto.

“Ancillary Agreements” has the meaning set forth in Section 3.4.

“Appropriate Member of the FHP Group” has the meaning set forth in Section 9.3.

“Appropriate Member of the SpinCo Group” has the meaning set forth in Section 9.2.

“Asset” means all rights, properties or other assets, whether real, personal or mixed, tangible or intangible, of any kind, nature and description, whether accrued, contingent or otherwise, and wherever situated and whether or not carried or reflected, or required to be carried or reflected, on the books of any Person.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of New York or Maryland are authorized or obligated by applicable Law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means all confidential and proprietary information concerning a Party or any member of such Party’s Group or their respective businesses that is either in the possession of the other Party or any member of such other Party’s Group (including confidential and proprietary information in their possession prior to the date hereof) or furnished by the first Party or any member of such Party’s Group or their respective representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise (except to the extent that such information can be shown to have been (a) in the public domain or generally available to the public, other than as a result of a disclosure by such other Party or any member of such other Party’s Group or any of their respective representatives in violation of this Agreement, (b) later lawfully acquired from other sources by such other Party or any member of such other Party’s Group, which sources are not known by such other Party to be bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential and proprietary information, or (c) independently developed or generated without reference to or use of any proprietary or confidential information of the first Party or any member of such Party’s Group).

“Consent” means any consent, waiver or approval from, or notification requirement to, any Person other than a member of either Group.

“Contract” means any written, oral, implied or other contract, agreement, addenda, covenant, lease, license, guaranty, indemnity, representation, warranty, assignment, sales order, purchase order, power of attorney, instrument or other commitment, assurance, undertaking, understanding or arrangement that is binding on any Person or entity or any part of its property under applicable Law.

“Contribution Agreement” means that certain Contribution and Assignment of Membership Interests Agreement in the form attached hereto as Exhibit B to be entered into prior to the Effective Time pursuant to which FHP OP will contribute its interests in the Property-Owning Subsidiaries to SpinCo OC.

“Distribution” means the distribution by FHP of all of the SpinCo Common Stock, on a pro rata basis, to the FHP Record Holders of FHP Common Stock.

“Distribution Agent” means VStock Transfer, LLC

“Distribution Date” means the date on which the Distribution occurs, such date to be determined by, or under the authority of, the FHP Board, in its sole and absolute discretion.

“Effective Time” means 12:01 a.m. on the Distribution Date, or such other time agreed to by the Parties from time to time.

“Environmental Law” means any Law relating to pollution, protection or restoration of or prevention of harm to the environment or natural resources, including the use, handling, transportation, treatment, storage, disposal, Release or discharge of Hazardous Materials or the protection of or prevention of harm to human health and safety.

“Environmental Liabilities” means all Liabilities relating to, arising out of or resulting from any Hazardous Materials, Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take-back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

“Escrow Account” has the meaning set forth in Section 9.4(h)(ii)(A).

“Existing D&O Policies” has the meaning set forth in Section 7.1.

“Expense Amount” has the meaning set forth in Section 9.4(h)(ii).

“Expense Amount Accountant’s Letter” has the meaning set forth in Section 9.4(h)(ii)(A).

“Expense Amount Tax Opinion” has the meaning set forth in Section 9.4(h)(ii)(A).

“FHP” has the meaning set forth in the preamble to this Agreement.

“FHP Assets” has the meaning set forth in Section 2.2(b).

“FHP Board” means the board of directors of FHP.

“FHP Business” means any business now or formerly conducted by FHP and its present and former Affiliates, other than the SpinCo Business.

“FHP Common Stock” means the common stock, par value $0.0001 per share, of FHP.

“FHP Finance Subsidiary” means FHP Master Lender, LLC, a Delaware limited liability company.

“FHP Group” means FHP, the FHP Subsidiaries and each other Person that becomes a Subsidiary of FHP after the Distribution.

“FHP Indemnitees” means each member of the FHP Group and its Affiliates (other than any member of the SpinCo Group) and each of their respective current, former or future directors, officers, agents, managers, trustees, and employees (in each case, in such Person’s respective capacity as such) and their respective heirs, executors, administrators, successors and assigns.

“FHP Liabilities” has the meaning set forth in Section 2.3(b).

“FHP OP” has the meaning set forth in the preamble to this Agreement.

“FHP Record Holders” means the holders of record of FHP Common Stock at the close of business on the Record Date.

“FHP Shared Pre-Closing Occurrence-Based Policies” has the meaning set forth in Section 7.1(b)(i).

“FHP Subsidiaries” means FHP OP, the other entities listed on Exhibit C hereto and any other entities that will be a Subsidiary of FHP after giving effect to the Restructuring, any Subsidiary of any such entities and any direct or indirect Subsidiary of FHP formed after the date of this Agreement and prior to the Distribution, in each case, that does not cease to be a subsidiary of FHP as a result of the Restructuring.

“FHP Tax Liabilities” has the meaning set forth in Section 10.1(a)(i).

“Final Determination” means the final resolution of liability for any Tax, which resolution may be for a specific issue or adjustment or for a taxable period, (a) by an acceptance on an IRS Form 870 or 870-AD (or any successor forms thereto), or by a comparable form or agreement pursuant to the laws of a state, local, or non-United States taxing jurisdiction, except that acceptance on an IRS Form 870 or 870-AD or comparable form or agreement will not constitute a Final Determination to the extent that such form or agreement reserves (whether by its terms or by operation of Law) the right of the taxpayer to file a claim for refund or the right of the Taxing Authority to assert a further deficiency in respect of such issue or adjustment or for such taxable period (as the case may be); (b) by a decision, judgment, decree, or other order of a court of competent jurisdiction which is or has become final and unappealable; (c) by a closing agreement or accepted offer in compromise pursuant to Sections 7121 or 7122 of the Code, or a comparable agreement pursuant to the laws of a state, local, or non-United States jurisdiction; (d) by any allowance of a refund or credit in respect of an overpayment of a Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) or, where such periods are undefined or indefinite, in accordance with ordinary course limitation periods, by the jurisdiction imposing such Tax; (e) by a final settlement resulting from a treaty-based competent authority determination; or (f) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the Parties.

“Governmental Approval” means any notice, report or other filing to be given to or made with, or any release, consent, substitution, approval, amendment, registration, permit or authorization from, any Governmental Authority.

“Governmental Authority” means any U.S. federal, state, local or non-U.S. court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

“Group” means the FHP Group or the SpinCo Group, as the context requires.

“Guarantee” means any guarantee (including guarantees of performance or payment under Contracts, commitments, Liabilities and permits), letter of credit or other credit or credit support arrangement or similar assurance, including surety bonds, bid bonds, advance payment bonds, performance bonds, payment bonds, retention and/or warranty bonds or other bonds or similar instruments.

“Hazardous Materials” means any chemical, material, substance, waste, pollutant, emission, discharge, Release or contaminant that could result in Liability under, or that is prohibited, limited or regulated by or pursuant to, any Environmental Law, and any natural or artificial substance (whether solid, liquid or gas, noise, ion, vapor or electromagnetic) that could cause harm to human health or the environment, including petroleum, petroleum products and byproducts, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, toxic mold, lead (including lead-based paint), electronic, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances.

“Indebtedness” of any specified Person means (a) all obligations of such specified Person for borrowed money or arising out of any extension of credit to or for the account of such specified Person (including reimbursement or payment obligations with respect to surety bonds, letters of credit, bankers’ acceptances and similar instruments), (b) all obligations of such specified Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such specified Person upon which interest charges are customarily paid, (d) all obligations of such specified Person under conditional sale or other title retention agreements relating to Assets purchased by such specified Person, (e) all obligations of such specified Person issued or assumed as the deferred purchase price of property or services, (f) all Liabilities secured by (or for which any Person to which any such Liability is owed has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge or other encumbrance on property owned or acquired by such specified Person (or upon any revenues, income or profits of such specified Person therefrom), whether or not the obligations secured thereby have been assumed by the specified Person or otherwise become Liabilities of the specified Person, (g) all capital lease obligations of such specified Person, (h) all securities or other similar instruments convertible or exchangeable into any of the foregoing, and (i) any Liability of others of a type described in any of the preceding clauses (a) through (h) in respect of which the specified Person has incurred, assumed or acquired a Liability by means of a Guarantee.

“Indemnifiable Loss” has the meaning set forth in Section 9.5.

“Indemnifying Party” has the meaning set forth in Section 9.4(a).

“Indemnitee” means any FHP Indemnitee or any SpinCo Indemnitee.

“Indemnity Payment” has the meaning set forth in Section 9.5.

“Insurance Policies” means any insurance policies and insurance Contracts, including, without limitation, general liability, property and casualty, workers’ compensation, automobile, directors and officers liability, errors and omissions, employee dishonesty and fiduciary liability policies, whether, in each case, in the nature of primary, excess, umbrella or self-insurance coverage, together with all rights, benefits and privileges thereunder.

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“Insurance Proceeds” means those monies (in each case, net of any out-of-pocket costs or expenses incurred in the collection thereof):

(a)       received by an insured Person from any insurer, insurance underwriter, mutual protection and indemnity club or other risk collective, excluding any proceeds received directly or indirectly (such as through reinsurance arrangements) from any captive insurance Subsidiary of the insured Person; or

(b)       paid on behalf of an insured Person by any insurer, insurance underwriter, mutual protection and indemnity club or other risk collective, excluding any such payment made directly or indirectly (such as through reinsurance arrangements) from any captive insurance Subsidiary of the insured Person, on behalf of the insured.

“Intercompany Account” means any receivable, payable or loan between any member of the FHP Group, on the one hand, and any member of the SpinCo Group, on the other hand, that exists prior to the Effective Time and is reflected in the records of the relevant members of the FHP Group and the SpinCo Group, except for any such receivable, payable or loan that arises pursuant to this Agreement or any Ancillary Agreement.

“Intercompany Agreement” means any Contract between or among any member of the FHP Group, on the one hand, and any member of the SpinCo Group, on the other hand, entered into prior to the Effective Time, but excluding any Contract (a) to which a Person other than any member of the FHP Group or the SpinCo Group is also a party and (b) that arises pursuant to this Agreement or any Ancillary Agreement.

“IRS” means the Internal Revenue Service.

“Law” means any law, statute, ordinance, code, rule, regulation, order, writ, proclamation, judgment, injunction or decree of any Governmental Authority.

“Loan Agreements” means those certain term loan agreements providing for loans in an aggregate principal amount of approximately $33.3 million by and between FHP Finance Subsidiary and each Property-Owning Subsidiaries as part of the Restructuring substantially in the form attached hereto as Exhibit E.

“Loan Documents” means the Loan Agreements, the Secured Notes and all related agreements and instruments, including, without limitation, all mortgages, financing statements and guaranty agreements.

“Liabilities” means any and all Indebtedness, liabilities and obligations, whether accrued, fixed or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including those arising under any Law, Action or any judgment of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any Contract.

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“Losses” means any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, interest costs, Taxes, fines and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation, defense, litigation or arbitration thereof or the enforcement of rights hereunder).

“Nonqualifying Income” means any amount that is treated as gross income for purposes of Section 856 of the Code and which is not Qualifying Income.

“Option Agreements” means the Option Agreements to be entered into by and between each Property-Owning Subsidiary and the FHP Finance Subsidiary substantially in the form attached hereto as Exhibit D.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a union, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Post-Closing Period” means any taxable year or other taxable period beginning after the Distribution Date.

“Pre-Closing Period” means any taxable year or other taxable period that ends on or before the Distribution Date.

“Properties” means that certain real property set forth on Schedule 1.1(a) each of which is owned by the Property-Owning Subsidiary identified on Schedule 1.1(a).

“Property-Owning Subsidiaries” means of each of FHP of Provincetown MA—D, LLC, FHP of Webster MA—CP, LLC, FHP of Bellmawr-Creek NJ—D, LLC, FHP of Bellmawr-Harding NJ—CP, LLC, FHP of Fort Pierce FL—D, LLC and FHP of Daytona FL—D, LLC, each of which owns the single Property indicated on Schedule 1.1(a).

“Property Taxes” means any real, personal and intangible ad valorem property Taxes imposed or required to be withheld by any Taxing Authority, including any interest, additions or penalties applicable or related thereto.

“Protected REIT” means any entity that (a) has elected to be taxed as a REIT, and (b) either (i) is an Indemnitee or (ii) owns a direct or indirect equity interest in any Indemnitee and is treated for purposes of Section 856 of the Code as owning all or a portion of the assets of such Indemnitee or as receiving all or a portion of the Indemnitee’s income.

“Qualifying Income” means gross income that is described in Section 856(c)(3) of the Code.

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“Record Date” means the date determined by the FHP Board as the record date for determining holders of FHP Common Stock entitled to receive shares of SpinCo Common Stock in the Distribution.

“Record Holders” means the FHP Record Holders.

“REIT” means a “real estate investment trust” as defined in Sections 856 through and including 860 of the Code.

“REIT Qualification Ruling” has the meaning set forth in Section 9.4(h)(ii)(A).

“REIT Requirements” means the requirements imposed on REITs pursuant to Sections 856 through and including 860 of the Code.

“Release” means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including ambient air, surface water, groundwater and surface or subsurface strata).

“Release Document” has the meaning set forth in Section 9.4(h)(ii)(A).

“Representatives” has the meaning set forth in Section 8.7(a).

“Restructuring” has the meaning set forth in the recitals to this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Secured Notes” means those certain promissory notes in an aggregate principal amount of approximately $33.3 million by and between FHP Finance Subsidiary and each Property-Owning Subsidiaries pursuant to the Loan Agreements.

“SpinCo” has the meaning set forth in the preamble to this Agreement.

“SpinCo Assets” has the meaning set forth in Section 2.2(a).

“SpinCo Board” means the board of directors of SpinCo.

“SpinCo Business” means the business of owning and managing the properties owned by FHP through the Property-Owning Subsidiaries as of immediately prior to the Effective Time.

“SpinCo Common Stock” means the common stock, par value $0.01 per share, of SpinCo.

“SpinCo Contracts” means any Contract any Contract that relates primarily to SpinCo.

“SpinCo Group” means SpinCo and each Person (other than any member of the FHP Group) that is a direct or indirect Subsidiary of SpinCo (other than those constituting a Subsidiary pursuant to Section 2.1(b)) immediately after the Effective Time, and each Person that becomes a Subsidiary of SpinCo after the Effective Time.

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“SpinCo Guarantee” means any Guarantee issued, entered into or otherwise put in place by any member of the SpinCo Group to support or facilitate, or otherwise in respect of, (a) the obligations of any member of the FHP Group or the FHP Business or (b) Contracts, commitments, Liabilities or permits of any member of the FHP Group or the FHP Business.

“SpinCo Indemnitees” means each member of the SpinCo Group and their Affiliates and each of their respective current, former or future directors, officers, agents, managers, trustees, and employees (in each case, in such Person’s respective capacity as such) and their respective heirs, executors, administrators, successors and assigns.

“SpinCo Liabilities” has the meaning set forth in Section 2.3(a).

“SpinCo OC” has the meaning set forth in the preamble to this Agreement.

“SpinCo Shared Pre-Closing Occurrence-Based Policies” has the meaning set forth in Section 7.1(b)(ii).

“SpinCo Tax Liabilities” has the meaning set forth in Section 10.1(a)(iii)(A).

“Straddle Period” means any taxable period commencing on or prior to, and ending after, the Distribution Date.

“Subsidiary” means, with respect to any specified Person, any corporation, partnership, limited liability company, joint venture or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such specified Person or by any one or more of its subsidiaries, or by such specified Person and one or more of its Subsidiaries.

“Tax Advisor” means tax counsel of recognized national standing or a “Big Four” accounting firm, in either case, with experience in the tax area involved in the Tax Dispute or issue.

“Tax Contest” means any audit, review, examination, dispute, suit, action, proposed assessment or other administrative or judicial proceeding with respect to Taxes.

“Tax Dispute” has the meaning set forth in Section 10.1(d).

“Tax Return” means any return, report, certificate, form, or similar statement or document (including any attachments thereto and any information return, amended tax return, claim for refund, or declaration of estimated tax) supplied to or filed with, or required to be supplied to or filed with, a Taxing Authority, or any bill for or notice related to ad valorem or other similar Taxes received from a Taxing Authority, in each case, in connection with the determination, assessment, or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax.

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“Taxes” means (a) any and all U.S. federal, state, local and foreign taxes, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, employment, workers compensation, business occupation, environmental, estimated, excise, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, capital stock, paid in capital, recording, registration, property, real property gains, value added, business license, custom duties, built-in gains, prohibited transaction (as defined in Section 857(b)(6) of the Code), and other taxes, charges, fees, levies, imposts, duties or assessments of any kind whatsoever, imposed or required to be withheld by any Taxing Authority, including any interest, additions to tax, or penalties applicable or related thereto and (b) any liability for the taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or similar provision of state or local law).

“Taxing Authority” means any Governmental Authority or other authority in connection with the determination, assessment or collection or any Tax or the administration of any Laws or administrative requirements related to any Tax.

“Third-Party Claim” has the meaning set forth in Section 9.4(b).

“Third-Party Consents” means any consents or approvals required from third parties to assign, convey or transfer the Shared Contracts to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.

“Transactions” means the Restructuring, the Distribution and any other transactions contemplated by this Agreement or any Ancillary Agreement.

“Transfer Taxes” means all sales, use, privilege, transfer, documentary, stamp, recording and similar Taxes and fees (including any penalties, interest or additions thereto) imposed upon any Party in connection with the Transactions.

“Treasury Regulations” means the final and temporary (but not proposed) income Tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

Section 1.2             Interpretation. In this Agreement and the Ancillary Agreements, unless the context clearly indicates otherwise:

(a)           words used in the singular include the plural and words used in the plural include the singular;

(b)           the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(c)           the word “or” shall have the inclusive meaning represented by the phrase “and/or”;

(d)           relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

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(e)           accounting terms used herein shall have the meanings historically ascribed to them by FHP and its Subsidiaries in their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(f)            reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(g)           reference to any Law means such Law (including any and all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(h)           references to any Person include such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution and any reference to a third party shall be deemed to mean a Person who is not a Party or an Affiliate of a Party;

(i)             if there is any conflict between the provisions of the main body of this Agreement or an Ancillary Agreement and the Exhibits and Schedules hereto or thereto, the provisions of the main body of this Agreement or the Ancillary Agreement, as applicable, shall control unless explicitly stated otherwise in such Exhibit or Schedule;

(j)             if there is any conflict between the provisions of this Agreement and any Ancillary Agreement, the provisions of such Ancillary Agreement shall control (but only with respect to the subject matter thereof) unless explicitly stated otherwise therein; and

(k)           any portion of this Agreement or any Ancillary Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be.

Article II

THE RESTRUCTURING

Section 2.1             Transfers of Assets and Assumptions of Liabilities.

(a)           Transfers Prior to Effective Time. Subject to Section 2.1(b), FHP and SpinCo agree to take all actions necessary so that, prior to the Effective Time, the Parties shall complete the Restructuring. As part of the Restructuring:

(i)               in accordance with the terms of the Contribution Agreement, FHP OP shall contribute to SpinCo OC and SpinCo OC shall accept from FHP OP all of FHP OP’s direct or indirect right, title, and interest in and to each Property-Owning Subsidiary; and

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(ii)              SpinCo OC shall accept and assume all the SpinCo Liabilities in accordance with their respective terms, regardless of when or where such SpinCo Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the Effective Time, regardless of where or against whom such SpinCo Liabilities are asserted or determined (including any SpinCo Liabilities arising out of claims made by FHP’s or SpinCo’s respective directors, officers, employees, agents, managers, trustees, Subsidiaries or Affiliates against any member of the FHP Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the FHP Group or the SpinCo Group, or any of their respective directors, officers, employees, agents, managers, trustees, Subsidiaries or Affiliates.

(b)           Deferred Transfers and Assumptions.

(i)              Nothing in this Agreement or in any Ancillary Agreement will be deemed to require the transfer of any Assets or the assumption of any Liabilities that by their terms or by operation of Law cannot be transferred or assumed.

(ii)             The Parties agree that, as of the Effective Time, each Party will be deemed to have acquired beneficial ownership of all of the Assets, together with all rights and privileges incident thereto, and will be deemed to have assumed all of the Liabilities, and all duties, obligations and responsibilities incident thereto, that such Party is entitled to acquire or intended to assume pursuant to the terms of this Agreement or the applicable Ancillary Agreement.

(c)            Misallocated Assets; Mail & Other Communications; Payments.

(i)              In the event that, at any time from and after the Effective Time, either Party discovers that it or another member of its Group is the owner of, receives or otherwise comes to possess or benefit from any Asset (including the receipt of payments made pursuant to Contracts and proceeds from accounts receivable with respect to such Asset) that should have been allocated to a member of the other Group pursuant to this Agreement or any Ancillary Agreement (except in the case of any deliberate acquisition of Assets from a member of the other Group for value subsequent to the Effective Time), such Party shall, subject to Section 2.1(b), promptly transfer or cause to be transferred such Asset to such member of the other Group, and such member of the other Group shall accept such Asset for no further consideration other than that set forth in this Agreement or such Ancillary Agreement, as applicable (it being understood and agreed that any such transfers shall be made on a monthly basis). Prior to any such transfer, such Asset shall be held in accordance with Section 2.1(b).

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(ii)             After the Effective Time, each Party (or any member of its Group and any of its or their respective then-Affiliates) may receive mail, packages and other communications properly belonging to another Party (or any member of its Group). Accordingly, at all times after the Effective Time, each Party (or any member of its Group and any of its or their respective then-Affiliates) is hereby authorized to receive and, to the extent reasonably necessary to identify the proper recipient in accordance with this Section 2.1(c)(ii), open all mail, packages and other communications received by such Party (or member of its Group or its or their then-Affiliate) that belongs to such other Party (or member of such other Party’s Group), and to the extent that they do not relate to the business of the receiving Party, the receiving Party shall as promptly as reasonably practicable deliver or cause to be delivered such mail, packages or other communications (or, in case the same also relates to the business of the receiving Party or another Party, copies thereof) to such other Party as provided for in Section 12.7 (it being understood and agreed that any such deliveries shall be made on a monthly basis); provided that, if a Party (or any member of its Group and any of its or their respective then-Affiliates) receives any claim or demand against any other Party (or any member of such other Party’s Group), or any notice or other communication regarding any Action involving any other Party (or any member of such other Party’s Group), such Party shall and shall cause the other members of its Group to, as promptly as practicable (and, in any event, use commercially reasonable efforts to do so within fifteen (15) days after receipt thereof) notify such other Party (including such other Party’s legal department) of the receipt of such claim, demand, notice or other communication, and shall promptly deliver such claim, demand, notice or other communication (or, in case the same also relates to the business of the receiving Party or another Party, copies thereof) to such other Party; provided, however, that the failure to provide such notice shall not constitute a breach of this Section 2.1(c)(ii) except to the extent that any such Party shall have been actually prejudiced as a result of such failure. The provisions of this Section 2.1(c)(ii) are not intended to, and shall not, be deemed to constitute an authorization by any Party or any other member of any Group (or any of their Affiliates from time to time) to permit the other to accept service of process on its behalf and no Party is or shall be deemed to be the agent of any other Party or any other member of any Group or any of their respective then-Affiliates for service of process purposes.

(iii)            After the Effective Time, FHP and FHP OP shall, and shall cause the other members of the FHP Group and its and any of their respective then-Affiliates to, promptly pay or deliver to SpinCo and SpinCo OC (or their designee) any monies or checks that have been received by FHP or FHP OP (or another member of the FHP Group or its or their respective then-Affiliates) after the Effective Time to the extent they are (or represent the proceeds of) a SpinCo Asset (it being understood and agreed that any such amounts shall be paid and delivered on a monthly basis).

(iv)            After the Effective Time, SpinCo and SpinCo OC shall, and shall cause the other members of the SpinCo Group and its and any of their respective then-Affiliates to, promptly pay or deliver to FHP and FHP OP (or their designee) any monies or checks that have been received by SpinCo or SpinCo OC (or another member of the SpinCo Group or its or their respective then-Affiliates) after the Effective Time to the extent they are (or represent the proceeds of) a FHP Asset (it being understood and agreed that any such amounts shall be paid and delivered on a monthly basis).

(v)             After the Effective Time, if any Party identifies any Asset or Liability that its Group believes was, or was not, as the case may be, allocated pursuant to this Agreement or any Ancillary Agreement in accordance with the intention of the Transactions, the Parties agree to discuss such matter in good faith and, if the Parties mutually agree (in their sole and absolute discretion), then the Parties may determine to transfer such Asset or Liability to the party they mutually agree was the intended recipient in a mutually agreed manner.

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(d)           Instruments of Transfer and Assumption. The Parties agree that (i) transfers of Assets that may be required by this Agreement or any Ancillary Agreement shall be effected by delivery by the transferor to the transferee, and, to the extent applicable, recordation in the appropriate official records, of (A) with respect to those Assets that constitute stock or other equity interests, certificates endorsed in blank or evidenced or accompanied by stock powers or other instruments of transfer endorsed in blank, against receipt and (B) with respect to all other Assets, such good and sufficient instruments of contribution, conveyance, assignment and transfer, in form and substance reasonably satisfactory to the Parties, as shall be necessary, in each case, to vest in the designated transferee all of the title and ownership interest of the transferor in and to any such Asset, and (ii) the assumptions of Liabilities required by this Agreement or any Ancillary Agreement shall be effected by delivery by the transferee to the transferor of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the Parties, as shall be necessary, in each case, for the assumption by the transferee of such Liabilities.

(e)            Waiver of Bulk-Sale and Bulk-Transfer Laws. Each Party hereto and each member of their respective Group hereby waives compliance by each and every member of the other Party’s Group with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Assets to any member of the SpinCo Group or FHP Group, as applicable.

Section 2.2             SpinCo Assets and FHP Assets.

(a)           For purposes of this Agreement, “SpinCo Assets” shall mean, except as otherwise expressly provided in this Agreement:

(i)              all of the equity interests in the Property-Owning Subsidiaries;

(ii)             all SpinCo Contracts, including the rights of the members of the SpinCo Group party to this Agreement and the Ancillary Agreements; and

(iii)             any and all Assets directly or indirectly owned or held immediately prior to the Effective Time by SpinCo or any of its Subsidiaries that are used exclusively in, or that exclusively relate to, the SpinCo Business.

(b)           For the purposes of this Agreement, “FHP Assets” shall mean any and all Assets directly or indirectly owned or held immediately prior to the Effective Time by FHP or any of its Subsidiaries (including any Asset that is not related to either the FHP Business or the SpinCo Business (other than in a de minimis respect) (e.g., corporate or enterprise-wide Assets)) other than the SpinCo Assets.

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Section 2.3             SpinCo Liabilities and FHP Liabilities.

(a)           For the purposes of this Agreement, “SpinCo Liabilities” shall mean, except as otherwise expressly provided in this Agreement or any Ancillary Agreement:

(i)           all Liabilities to the extent relating to, arising out of or resulting from the SpinCo Business, whether arising before, at or after the Effective Time;

(ii)          all Liabilities to be assumed by, and the obligations of, any member of the SpinCo Group pursuant to this Agreement or any Ancillary Agreement;

(iii)         all Liabilities related to the Loan Agreements; and

(iv)         all SpinCo Tax Liabilities.

provided, however, that “SpinCo Liabilities” shall not include any Liabilities arising from or relating to legal proceedings involving FHP’s real estate investment business prior to the Effective Time and the FHP Assets, other than Liabilities arising from or relating to legal proceedings involving the SpinCo Assets.

(b)           For the purposes of this Agreement, “FHP Liabilities” shall mean, (without duplication) any and all Liabilities of FHP and its Subsidiaries as of the Effective Time other than SpinCo Liabilities.

Section 2.4             Termination of Intercompany Agreements.

(a)            FHP, on behalf of itself and each of the other members of the FHP Group, and SpinCo, on behalf of itself and each of the other members of the SpinCo Group, hereby terminate, effective as of the Effective Time, any and all Intercompany Agreements. No such terminated Intercompany Agreement will be of any further force or effect from and after the Effective Time and all Parties shall be released from all Liabilities thereunder other than the Liability to settle any Intercompany Accounts as provided in Section 2.5. Each Party shall take, or cause to be taken, any and all actions as may be reasonably necessary to effect the foregoing.

(b)           The provisions of Section 2.4(a) shall not apply to this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any ancillary Agreement.

Section 2.5             Settlement of Intercompany Accounts. Each Intercompany Account representing Indebtedness (for the avoidance of doubt, excluding the Secured Notes) or an account payable outstanding immediately prior to the Effective Time, will be satisfied and/or settled in full in cash or otherwise cancelled and terminated or extinguished by the relevant members of the FHP Group and the SpinCo Group prior to the Effective Time, in each case, in the manner agreed to by the Parties.

Article III

CERTAIN ACTIONS PRIOR TO THE DISTRIBUTION

Section 3.1             Securities Filings. The Parties shall take all such action as may be necessary or appropriate under state and foreign securities or “blue sky” Laws in connection with the Transactions

Section 3.2             Distribution Agent. At or prior to the Effective Time, FHP shall, if requested by the Distribution Agent, enter into a distribution agent agreement and/or a paying agent agreement with the Distribution Agent.

Section 3.3             Governmental Approvals and Consents. To the extent that any of the Transactions require any Governmental Approval or Consent which has not been obtained prior to the date of this Agreement, the Parties will use reasonable efforts to obtain, or cause to be obtained, such Governmental Approval or Consent prior to the Effective Time.

Section 3.4             Ancillary Agreements. Prior to the Effective Time, each Party shall execute and deliver, and shall cause each applicable member of its Group to execute and deliver, as applicable, the following agreements (collectively, the “Ancillary Agreements”): (a)  all agreements and instruments executed or delivered to effect the Restructuring (b) the Administrative Services Agreement, (c) the Contribution Agreement, (d) the Option Agreements, (e) the Loan Documents, and (f) such other written agreements, documents or instruments as the Parties may agree are reasonably necessary or desirable and which specifically state that they are Ancillary Agreements within the meaning of this Agreement.

Section 3.5             Governance Matters.

(a)           Articles of Incorporation and Bylaws. SpinCo shall not take any action to modify its charter or bylaws prior to the Effective Time.

(b)           Officers and Directors. On or prior to the Distribution Date, the Parties shall take all necessary action so that, as of the Distribution Date, (i) the officers and directors of SpinCo will be as set forth on Schedule 3.1(b)(i) and (ii) the officers and directors of FHP will be as set forth in Schedule 3.1(b)(ii).1

Article IV

THE DISTRIBUTION

Section 4.1            Distribution. Subject to the terms and conditions set forth in this Agreement:

(a)        on or prior to the Distribution Date, FHP shall, or shall cause its applicable Subsidiary to, deliver or otherwise make available to the Distribution Agent, for the benefit of the applicable Record Holders, such number of issued and outstanding shares of SpinCo Common Stock as is necessary to effect the Distribution and provide to the Distribution Agent any information required in order to complete the Distribution; and

1 NTD: Officer and director appointments as between the two companies to be confirmed.

(b)           on the Distribution Date, FHP will direct the Distribution Agent to distribute, effective as of the Effective Time, to each applicable Record Holder, one share of SpinCo Common Stock for each share of FHP Common Stock held by such Record Holder at the close of business on the Record Date. All such shares of SpinCo Common Stock to be so distributed shall be distributed as uncertificated shares registered in book-entry form through the direct registration system. No certificates therefor shall be distributed. Following the Distribution, FHP shall cause the Distribution Agent to deliver an account statement to each holder of SpinCo Common Stock reflecting such holder’s ownership thereof. All of the shares of SpinCo Common Stock distributed in the Distribution will be validly issued, fully paid and non-assessable. The shares of SpinCo Common Stock issued in the Distribution will be issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, and will bear a legend restricting the transfer of such shares of SpinCo Common Stock except pursuant to an applicable exemption from registration.

Section 4.2             Withholding. Notwithstanding any other provision of this Agreement, FHP, SpinCo OC, the Distribution Agent, or any Person that is a withholding agent under applicable Law shall be entitled to deduct and withhold from any consideration distributable or payable hereunder the amounts required to be deducted and withheld under the Code, or any provision of any U.S. federal, state, local or foreign Tax Law. Any amounts so withheld shall be paid over to the appropriate Taxing Authority in the manner prescribed by Law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Persons in respect of which such deduction and withholding was made.

Article V

CONDITIONS

Section 5.1             Conditions Precedent to Consummation of the Distribution. The Distribution shall not be effected unless and until the following conditions have been satisfied or waived by FHP, in its sole and absolute discretion, at or before the Effective Time:

(a)           the FHP Board shall have declared the Distribution, which declaration may be made or withheld in its sole and absolute discretion;

(b)           FHP shall have set a Record Date for the Distribution;

(c)           the Restructuring shall have been completed;

(d)           no preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, and no statute (as interpreted through orders or rules of any Governmental Authority duly authorized to effectuate the statute), rule, regulation or executive order promulgated or enacted by any Governmental Authority shall be in effect preventing the consummation of, or materially limiting the benefits of, the Transactions;

(e)           no other event or development shall have occurred or failed to occur that, in the judgment of the FHP Board, in its sole discretion, would make it inadvisable to effect the Distribution;

(f)            the Ancillary Agreements shall have been executed and delivered by each of the parties thereto and no party to any of the Ancillary Agreements will be in material breach of any such agreement;

(g)           all other actions and filings necessary or appropriate under applicable federal or state securities Laws and state “blue sky” Laws in connection with the Transactions shall have been taken; and

(h)           any material Governmental Approvals and Consents necessary to consummate the Transactions or any portion thereof shall have been obtained and be in full force and effect.

Section 5.2             Right Not to Close. Each of the conditions set forth in Section 5.1 is for the benefit of FHP, and the FHP Board may, in its sole and absolute discretion, determine whether to waive any condition, in whole or in part. Any determination made by the FHP Board concerning the satisfaction or waiver of any or all of the conditions set forth in Section 5.1 will be conclusive and binding on the Parties. The satisfaction of the conditions set forth in Section 5.1 will not create any obligation on the part of FHP to any other Person to effect any of the Transactions or in any way limit FHP’s right to terminate this Agreement and the Ancillary Agreements as set forth in Section 11.1 or alter the consequences of any termination from those specified in Section 11.2.

Article VI

NO REPRESENTATIONS OR WARRANTIES

Section 6.1             Disclaimer of Representations and Warranties. EACH PARTY (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF ITS GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IN ANY ANCILLARY AGREEMENT OR IN ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, NO PARTY IS REPRESENTING OR WARRANTING IN ANY WAY AS TO (A) THE ASSETS, BUSINESSES OR LIABILITIES CONTRIBUTED, TRANSFERRED, DISTRIBUTED OR ASSUMED AS CONTEMPLATED HEREBY OR THEREBY, (B) ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH OR THEREWITH, (C) THE VALUE OR FREEDOM FROM ANY SECURITY INTERESTS OF, OR ANY OTHER MATTER CONCERNING, ANY ASSETS OF ANY PARTY, (D) THE ABSENCE OF ANY DEFENSES OR RIGHT OF SETOFF OR FREEDOM FROM COUNTERCLAIM WITH RESPECT TO ANY ACTION OR OTHER ASSET, INCLUDING ACCOUNTS RECEIVABLE, OF ANY PARTY, OR (E) THE LEGAL SUFFICIENCY OF ANY CONTRIBUTION, DISTRIBUTION, ASSIGNMENT, DOCUMENT, CERTIFICATE OR INSTRUMENT DELIVERED HEREUNDER OR THEREUNDER TO CONVEY TITLE TO ANY ASSET UPON THE EXECUTION, DELIVERY AND FILING HEREOF OR THEREOF.

Section 6.2             As Is, Where Is. EACH PARTY (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF ITS GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN ANY ANCILLARY AGREEMENT, ALL ASSETS TRANSFERRED PURSUANT TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT ARE BEING TRANSFERRED “AS IS, WHERE IS.”

Article VII

CERTAIN COVENANTS AND ADDITIONAL AGREEMENTS

Section 7.1             Insurance Policies. Following the Effective Time, FHP and SpinCo shall use commercially reasonable efforts to ensure that SpinCo and its directors and officers have coverage under, and the benefit of, FHP’s currently existing insurance policy related to director and officer liability (the “Existing D&O Policy”); it being understood that each of FHP and SpinCo shall be allocated and be responsible for all its respective portion of the premiums, costs and fees associated with the Existing D&O Policy.

Section 7.2             No Restrictions on Post-Distribution Competitive Activities; Corporate Opportunities.

(a)            Each of the Parties agrees that this Agreement shall not include any non-competition or other similar restrictive arrangements with respect to the range of business activities that may be conducted, or investments that may be made, by the Groups. Accordingly, each of the Parties acknowledges and agrees that nothing set forth in this Agreement shall be construed to create any explicit or implied restriction or other limitation on the ability of any Group to engage in any business or other activity that overlaps or competes with the business of the other Group. Except as expressly provided herein, or in the Ancillary Agreements, each Group shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar or related business activities or lines of business as the other Group, (ii) make investments in the same or similar types of investments as the other Group, (iii) do business with any client, customer, vendor or lessor of any of the other Group or (iv) employ or otherwise engage any officer, director or employee of the other Group. No Party or Group, nor any officer or director thereof, shall be liable to another Party or the other Group or its stockholders for breach of any fiduciary duty by reason of any such activities of such Party or Group or of any such Person’s participation therein.

(b)           Except as FHP and each other member of the FHP Group, on the one hand, and SpinCo and each other member of the SpinCo Group, on the other hand, may otherwise agree in writing, including the Ancillary Agreements, the Parties hereby acknowledge and agree that if any Person that is a member of a Group, including any officer or director thereof, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for either or both Groups, neither the other Group nor its stockholders shall have an interest in, or expectation that, such corporate opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to such Group with respect to such corporate opportunity, is hereby renounced by such Group on its behalf and on behalf of its stockholders. Accordingly, subject to Section 7.2(c) below, (i) neither Group nor any officer or director thereof will be under any obligation to present, communicate or offer any such corporate opportunity to the other Group and (ii) each Group has the right to hold any such corporate opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such corporate opportunity to any Person or Persons other than the other Group, and, to the fullest extent permitted by Law, neither Group nor the officers or directors thereof shall have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the other Group and its stockholders and shall not be liable to the other Group and its stockholders for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that such Group or any of its officers or directors pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another Person, or such Group and its officers or directors does not present, offer or communicate information regarding the corporate opportunity to the other Group.

(c)           Except as FHP and each other member of the FHP Group, on the one hand, and SpinCo and each other member of the SpinCo Group, on the other hand, may otherwise agree in writing, including the Ancillary Agreements, the Parties hereby acknowledge and agree that in the event that a director or officer of either Group who is also a director or officer of the other Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity or is offered a corporate opportunity, if (i) such Person acts in good faith and (ii) such knowledge of such potential transaction or matter was not obtained solely in connection with, or such corporate opportunity was not offered to such Person solely in, such Person’s capacity as director or officer of either Group, then (A) such director or officer, to the fullest extent permitted by Law, (1) shall be deemed to have fully satisfied and fulfilled such Person’s fiduciary duty to each Group and their stockholders with respect to such corporate opportunity, (2) shall not have or be under any fiduciary duty to either Group or their stockholders and shall not be liable to either Group or their stockholders for any breach or alleged breach thereof by reason of the fact that the other Group pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another Person, or either Group or such director or officer does not present, offer or communicate information regarding the corporate opportunity to the other Group, (3) shall be deemed to have acted in good faith and in a manner such Person reasonably believes to be in, and not opposed to, the best interests of each Group and its stockholders and (4) shall not have any duty of loyalty to the other Group and its stockholders or any duty not to derive any personal benefit therefrom and shall not be liable to the other Group or its stockholders for any breach or alleged breach thereof and (B) such potential transaction or matter that may be a corporate opportunity, or the corporate opportunity, shall belong to the applicable Group (and not to the other Group).

For the purposes of this Section 7.2, “corporate opportunities” of a Group shall include business opportunities that members of such Group are financially able to undertake, that are, by their nature, in a line of business of such Group, are of practical advantage to it and are ones in which any member of the Group has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a Person or any of its officers or directors will be brought into conflict with that of such Group.

Article VIII

ACCESS TO INFORMATION; CONFIDENTIALITY; PRIVILEGE

Section 8.1             Agreement for Exchange of Information.

(a)            Until the termination of the Administrative Services Agreement (the “Access Period”), as soon as reasonably practicable after written request (and using reasonable efforts to do so within five (5) Business Days): (i) FHP and FHP OP shall afford to any member of the SpinCo Group and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at the SpinCo Group’s expense, provide copies of, all books, records, Contracts, instruments, data, documents and other information in the possession or under the control of any member of the FHP Group immediately following the Distribution Date that relates to any member of the SpinCo Group or the SpinCo Business, and (ii) SpinCo shall afford to any member of the FHP Group and their authorized accountants, counsel and other designated representatives reasonable access during normal business hours to, or, at the FHP Group’s expense, provide copies of, all books, records, Contracts, instruments, data, documents and other information in the possession or under the control of any member of the SpinCo Group immediately following the Distribution Date that relates to any member of the FHP Group or the FHP Business; provided, however, that in the event that SpinCo or SpinCo OC, or FHP or FHP OP, as applicable, determine that any such provision of or access to any information in response to a request under this Section 8.1(a) would be commercially detrimental in any material respect, violate any Law or agreement or waive any attorney-client privilege, the work product doctrine or other applicable privilege, the Parties shall take all reasonable measures to permit compliance with such request in a manner that avoids any such harm or consequence; provided, further, that, in the event that the responding Person, in its sole discretion, determines that complying with such request or the provision of any such information would violate any Law or agreement or waive any attorney-client privilege, the work product doctrine or other applicable privilege, the responding Person shall not be obligated to provide such information; provided, further, that to the extent specific information-sharing or knowledge-sharing provisions are contained in any of the Ancillary Agreements, such other provisions (and not this Section 8.1(a)) shall govern; provided, further, that the Access Period shall be extended with respect to requests (including requests for information subject to a legal hold) related to any third-party litigation or other dispute filed prior to the end of the Access Period until such litigation or dispute is finally resolved.

(b)           During the Access Period, SpinCo and SpinCo OC shall use its reasonable efforts to cooperate with any requests from any member of the FHP Group pursuant to Section 8.1(a), and FHP and FHP OP shall use its reasonable efforts to cooperate with any requests from any member of the SpinCo Group pursuant to Section 8.1(a), in each case, to enable the requesting party to meet its timetable for dissemination of its earnings releases and financial statements and to enable such requesting party’s auditors to timely complete their audit of the annual financial statements and review of the quarterly financial statements.

Section 8.2             Ownership of Information. Any information owned by any Person that is provided pursuant to Section 8.1(a) shall be deemed to remain the property of the providing Person. Unless specifically set forth herein, nothing contained in this Agreement shall be construed to grant or confer rights of license or otherwise to the requesting Person with respect to any such information.

Section 8.3             Compensation for Preserving, Gathering or Providing Information. A Person requesting information pursuant to Section 8.1(a) agrees to reimburse the providing Person for the reasonable expenses, if any, of gathering and copying such information, or of preserving such information beyond the Access Period for reasons related to a legal hold or any third-party litigation or other dispute filed before the end of the Access Period, to the extent that such expenses are incurred for the benefit of the requesting Person.

Section 8.4             Retention of Records. To facilitate the exchange of information pursuant to this Article VIII after the Distribution Date, for a period of seven (7) years (or such longer period as may be applicable for particular categories of information under the policies and procedures of FHP as in effect on the Distribution Date (as if the members of each Group were treated as Affiliates)) following the Distribution Date, except as otherwise required (whether pursuant to Law, court order, legal hold or otherwise) or agreed in writing, the Parties agree to use reasonable efforts to retain, or cause to be retained, all information in the possession or control of them or any member of their Group on the Distribution Date in accordance with the policies and procedures of FHP as in effect on the Distribution Date.

Section 8.5             Limitation of Liability. No Person required to provide information under this Article VIII shall have any Liability (a) if any historical information provided pursuant to this Article VIII is found to be inaccurate, in the absence of gross negligence or willful misconduct by such Person, or (b) if any information is lost or destroyed despite using reasonable efforts to comply with the provisions of Section 8.4.

Section 8.6             Production of Witnesses. At all times from and after the Distribution Date, upon reasonable request:

(a)           Each of SpinCo and SpinCo OC shall use reasonable efforts to make available, or cause to be made available, to any member of the FHP Group, the directors, officers, employees, managers, trustees, and agents of any member of the SpinCo Group as witnesses to the extent that the same may reasonably be required by the requesting party (giving consideration to business demands of such directors, officers, employees, managers, trustees, and agents) in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, except in the case of any action, suit or proceeding in which any member of the SpinCo Group is adverse to any member of the FHP Group; and

(b)           Each of FHP and FHP OP shall use reasonable efforts to make available, or cause to be made available, to any member of the SpinCo Group, the directors, officers, employees, managers, trustees, and agents of any member of the FHP Group as witnesses to the extent that the same may reasonably be required by the requesting party (giving consideration to business demands of such directors, officers, employees, managers, trustees, and agents) in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, except in the case of any action, suit or proceeding in which any member of the FHP Group is adverse to any member of the SpinCo Group.

(c)           The requesting Party shall bear all reasonable costs and expenses therewith.

Section 8.7             Confidentiality.

(a)           SpinCo (on behalf of itself and each other member of its Group), SpinCo OC, FHP (on behalf of itself and each other member of its Group), and FHP OP shall hold, and shall cause each of their respective Affiliates to hold, and each of the foregoing shall cause their respective directors, officers, employees, agents, consultants, managers, trustees, and advisors (“Representatives”) to hold, in strict confidence, and not disclose or release or use, without the prior written consent of such member of the other Group, for any purpose other than as expressly permitted pursuant to this Agreement or the Ancillary Agreements, any and all Confidential Information concerning any member of the other Group; provided that each Party and the members of its Group may disclose, or may permit disclosure of, such Confidential Information (i) to other members of their Group and their respective Representatives, auditors, attorneys, financial advisors, and bankers who have a need to know such information for purposes of performing services for a member of such Group and who are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties and in respect of whose failure to comply with such obligations, such Party will be responsible, (ii) if it or any of its Affiliates are required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule, or (iii) as necessary in order to permit such Party to prepare and disclose its financial statements, and in connection with any other disclosures required by Law or such applicable stock exchange. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to the foregoing clause (ii) above, the Party requested to disclose Confidential Information concerning a member of the other Group shall promptly notify such member of the other Group of the existence of such request or demand and, to the extent commercially practicable, shall provide such member of the other Group thirty (30) days (or such lesser period as is commercially practicable) to seek an appropriate protective order or other remedy, which the Parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Party that is required to disclose Confidential Information about a member of the other Group shall furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed and shall use reasonable efforts to ensure that confidential treatment is accorded such information.

(b)           Notwithstanding anything to the contrary set forth herein, the Parties shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information of any member of the other Group if they exercise the same degree of care (but no less than a reasonable degree of care) as they exercise to preserve confidentiality for their own similar Confidential Information.

(c)            Upon the written request of a Party or a member of its Group, the other Party shall take, and shall cause the applicable members of such other Party’s Group to take, reasonable steps to promptly destroy any copies of such Confidential Information (including any extracts therefrom), unless such delivery or destruction would violate any Law; provided that (i) the other Party shall not be obligated to destroy Confidential Information that is required by or relates to such other Party’s business or the business of any member of such other Party’s Group, (ii) such other Party’s legal department and/or outside counsel, or both, may keep one copy of the Confidential Information (in electronic or paper form) and (iii) with respect to such other Party’s Representatives who are accounting firms, brokers, securities firms or financial institutions, such firms may keep a copy or copies of the Confidential Information if required by policies and procedures implemented by such accounting firms, brokers, securities firms or financial institutions in order to comply with applicable Law, professional standards or bona fide document retention policy. In addition, the other Party and its Representatives may retain Confidential Information to the extent it is “backed-up” on its or their (as the case may be) electronic information management and communications systems or servers, so long as it is not available to an end user without the use of procedures for which end users are not typically trained, and cannot be expunged without considerable effort. Upon the written request of the requesting Person, the other Party shall, or shall cause another member of its Group to cause, one of its duly authorized officers to certify in writing to the requesting Person that the requirements of the preceding sentence have been satisfied in full.

Section 8.8             Privileged Matters.

(a)            Pre-Distribution Services. The Parties recognize that legal and other professional services that have been and will be provided prior to the Effective Time have been and will be rendered for the collective benefit of each of the members of the FHP Group and the SpinCo Group, and that each of the members of the FHP Group and the SpinCo Group should be deemed to be the client with respect to such pre-Distribution services for the purposes of asserting all privileges that may be asserted under applicable Law. The Parties agree that such privileged information shall not be used by or against any member of the SpinCo Group or FHP Group in any action, suit or proceeding in which any member of a Group is adverse to any member of the other Group. The Parties also agree to take, and cause the other members of their respective Groups to take, all reasonable steps to preserve shared privileges after the Effective Time.

(b)           Post-Distribution Services. The Parties recognize that legal and other professional services will be provided following the Effective Time that will be rendered solely for the benefit of the SpinCo Group or the FHP Group, as the case may be. With respect to such post-Distribution services, the Parties agree as follows:

(i)           FHP shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the FHP Business, whether or not the privileged information is in the possession of or under the control of FHP or SpinCo. FHP shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting FHP Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated by or against any member of the FHP Group, whether or not the privileged information is in the possession of or under the control of FHP or SpinCo; and

(ii)              SpinCo shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the SpinCo Business, whether or not the privileged information is in the possession of or under the control of FHP or SpinCo. SpinCo shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting SpinCo Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated by or against any member of the SpinCo Group, whether or not the privileged information is in the possession of or under the control of FHP or SpinCo.

(c)               The Parties agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 8.8, with respect to all privileges not allocated pursuant to the terms of Section 8.8(b). Except as provided in Section 8.8(d), SpinCo and SpinCo OC may not waive, and shall cause each other member of the SpinCo Group not to waive, any privilege that could be asserted by a member of the FHP Group under any applicable Law, and in which a member of the FHP Group has a shared privilege, without the consent of FHP, which consent shall not be withheld, conditioned or delayed except to protect FHP’s own legitimate interests or the legitimate interests of any other member of the FHP Group. Except as provided in Section 8.8(d), FHP and FHP OP may not waive, and shall cause each other member of the FHP Group not to waive, any privilege that could be asserted by a member of the SpinCo Group under any applicable Law, and in which a member of the SpinCo Group has a shared privilege, without the consent of SpinCo, which consent shall not be withheld, conditioned or delayed except to protect SpinCo’s own legitimate interests or the legitimate interests of any other member of the SpinCo Group. If a dispute arises between or among SpinCo and FHP, or any members of their respective Groups, regarding whether a privilege should be waived to protect or advance the interest of a Party, each Party agrees that it shall endeavor to minimize any prejudice to the rights of such other Party and shall not unreasonably withhold consent to any request for waiver by such Party. Each Party agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests or the legitimate interests of any other member of its Group. Each Party will determine its own legitimate interests or the legitimate interests of any other member of its Group in good faith.

(d)               Notwithstanding any of the other provisions of this Section 8.8, to the fullest extent permitted by Law, in the event of any litigation or dispute between or among the Parties and/or any members of their respective Groups, any Party or any members of the Party’s respective Group may waive a privilege which it shares with another Party or any member of the other Group, without obtaining the consent from the other Party or the other member(s) of a Party’s Group which shares the privilege; provided that such waiver of a shared privilege shall be effective only as to the use of information by the relevant Parties and/or the applicable members of their respective Groups in such litigation or dispute, and shall not operate as a waiver of the shared privilege with respect to any proceedings, disputes, or other matters involving third parties or with respect to any other actions. In the event of any such waiver, the Parties and the members of their respective Groups shall take all reasonable measures to ensure the confidentiality of the privileged information that is the subject of such waiver, including, as necessary, making any applications to an arbitral tribunal or court of law, as applicable, to preserve the confidentiality of such information; and any such privileged information shall otherwise be held confidential by the Parties and the members of their respective Groups and shall not be publicly disclosed. For the avoidance of doubt, this Section 8.8(d) provides the only circumstances, and the only conditions, under which a Party or a member of its respective Group may unilaterally waive any shared applicable legal privilege.

(e)               Upon receipt by either Party, or by any member of its Group, of any subpoena, discovery or other request which requires the production or disclosure of information which such Party knows is subject to a shared privilege or as to which a member of the other Group has the sole right hereunder to assert or waive a privilege, or if either Party obtains knowledge that any of its or any other member of its Group’s current or former directors, officers, agents, managers, trustees, or employees have received any subpoena, discovery or other requests which requires the production or disclosure of such privileged information, such Party shall promptly notify the other Party of the existence of the request and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 8.8 or otherwise to prevent the production or disclosure of such privileged information.

The access to information being granted pursuant to Section 8.1, the agreement to provide witnesses and individuals pursuant to Section 8.6 hereof, and the transfer of privileged information between and among the Parties and the members of their respective Groups pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement, any of the Ancillary Agreements or otherwise.

Section 8.9                Financial Information Certifications. The Parties agree to cooperate with each other in such manner as is necessary to enable the principal executive officer or officers, principal financial officer or officers and controller or controllers of each of the Parties to make the certifications required of them under Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, if and when applicable.

Article IX

MUTUAL RELEASES; INDEMNIFICATION

Section 9.1                Release of Pre-Distribution Claims.

(a)               Except as provided in Section 9.1(d), effective as of the Effective Time, SpinCo does hereby, for itself and each other member of the SpinCo Group, release and forever discharge each FHP Indemnitee, from any and all Liabilities whatsoever to any member of the SpinCo Group, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the Effective Time, including in connection with the Transactions.

(b)               Except as provided in Section 9.1(d), effective as of the Effective Time, FHP does hereby, for itself and each other member of the FHP Group, release and forever discharge each SpinCo Indemnitee from any and all Liabilities whatsoever to any member of the FHP Group, whether at law or in equity (including any right of contribution), whether arising under any Contract, by operation of Law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the Effective Time, including in connection with the Transactions.

(c)            The Parties expressly understand and acknowledge that it is possible that unknown losses or claims exist or might come to exist or that present losses may have been underestimated in amount, severity, or both. Accordingly, the Parties are deemed expressly to understand provisions and principles of Law that restrict the waiver of unknown losses or claims. The Parties are hereby deemed to agree that such provisions of Law are hereby knowingly and voluntarily waived and relinquished with respect to the releases in Section 9.1(a) and Section 9.1(b) above.

(d)            Nothing contained in Section 9.1(a) or Section 9.1(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in, or contemplated to continue pursuant to, this Agreement or any Ancillary Agreement. Without limiting the foregoing, nothing contained in Section 9.1(a) or Section 9.1(b) shall release any Person from:

(i)               any Liability, contingent or otherwise, assumed by, or allocated to, such Person in accordance with this Agreement or any Ancillary Agreement;

(ii)              any Liability that such Person may have with respect to indemnification or contribution pursuant to this Agreement or any Ancillary Agreement for claims brought by third Persons, which Liability shall be governed by the provisions of this Article IX and, if applicable, the appropriate provisions of the Ancillary Agreements;

(iii)            any unpaid accounts payable or receivable arising from or relating to the sale, provision, or receipt of goods, payment for goods, property or services purchased, obtained or used in the ordinary course of business by any member of the FHP Group from any member of the SpinCo Group, or by any member of the SpinCo Group from any member of the FHP Group from and after the Effective Time; or

(iv)             any Liability the release of which would result in the release of any Person other than an Indemnitee; provided that the Parties agree not to bring suit, or permit any other member of their respective Group to bring suit, against any Indemnitee with respect to such Liability.

(e)            SpinCo shall not make, and shall not permit any other member of the SpinCo Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against any FHP Indemnitee with respect to any Liabilities released pursuant to Section 9.1(a). FHP shall not make, and shall not permit any member of the FHP Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against any SpinCo Indemnitee with respect to any Liabilities released pursuant to Section 9.1(b).

Section 9.2                Indemnification by SpinCo. Except as provided in Section 9.4 and Section 9.5, SpinCo OC shall, and, in the case of Section 9.2(a) or Section 9.2(b), shall in addition cause each Appropriate Member of the SpinCo Group to, indemnify, defend and hold harmless, the FHP Indemnitees from and against any and all Losses of the FHP Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

(a)               any SpinCo Liability (other than any SpinCo Tax Liabilities, which are addressed in Article XI), including the failure of any member of the SpinCo Group or any other Person to pay, perform or otherwise promptly discharge any SpinCo Liabilities (other than any SpinCo Tax Liabilities, which Liabilities are addressed in Article XI) in accordance with their respective terms, whether prior to, at or after the Effective Time; and

(b)               any breach by any member of the SpinCo Group of any provision of this Agreement or of any of the Ancillary Agreements, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein;

in each case, without regard to when or where the loss, claim, accident, occurrence, event or happening giving rise to the Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported and regardless of whether such loss, claim, accident, occurrence, event or happening giving rise to the Loss existed prior to, on or after the Effective Time or relates to, arises out of or results from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, on or after the Effective Time. As used in this Section 9.2, “Appropriate Member of the SpinCo Group” means the member or members of the SpinCo Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the Loss from and against which indemnity is provided.

Section 9.3                Indemnification by FHP. Except as provided in Section 9.4 and Section 9.5, FHP OP shall, and, in the case of Section 9.3(a) or Section 9.3(b), shall in addition cause each Appropriate Member of the FHP Group to, indemnify, defend and hold harmless the SpinCo Indemnitees from and against any and all Losses of the SpinCo Indemnitees relating to, arising out of or resulting from any of the following (without duplication):

(a)               any FHP Liability (other than any FHP Tax Liabilities, which are addressed in Article XI), including the failure of any member of the FHP Group or any other Person to pay, perform or otherwise promptly discharge any FHP Liabilities (other than any FHP Tax Liabilities, which are addressed in Article XI) in accordance with their respective terms, whether prior to, at or after the Effective Time; and

(b)               any breach by any member of the FHP Group of any provision of this Agreement or of any of the Ancillary Agreements, subject to any limitations of liability provisions and other provisions applicable to any such breach set forth therein;

in each case, without regard to when or where the loss, claim, accident, occurrence, event or happening giving rise to the Loss took place, or whether any such loss, claim, accident, occurrence, event or happening is known or unknown, or reported or unreported and regardless of whether such loss, claim, accident, occurrence, event or happening giving rise to the Loss existed prior to, on or after the Effective Time or relates to, arises out of or results from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to, on or after the Effective Time. As used in this Section 9.3, “Appropriate Member of the FHP Group” means the member or members of the FHP Group, if any, whose acts, conduct or omissions or failures to act caused, gave rise to or resulted in the Loss from and against which indemnity is provided.

Section 9.4                Procedures for Indemnification.

(a)               An Indemnitee shall give notice of any matter that such Indemnitee has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement or any Ancillary Agreement (other than a Third-Party Claim which shall be governed by Section 9.4(b)) to any Party that is or may be required pursuant to this Agreement or any Ancillary Agreement to make such indemnification (the “Indemnifying Party”) promptly (and in any event within fifteen (15) days) after making such a determination. Such notice shall state the amount of the Loss claimed, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement or the applicable Ancillary Agreement in respect of which such right of indemnification is claimed by such Indemnitee; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b)               If a claim or demand is made against an Indemnitee by any Person who is not a Party to this Agreement or an Affiliate of a Party (a “Third-Party Claim”) as to which such Indemnitee is or reasonably expects to be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Indemnifying Party in writing, and in reasonable detail, of the Third-Party Claim promptly (and in any event within thirty (30) days) after receipt by such Indemnitee of written notice of the Third-Party Claim; provided, however, that the failure to provide notice of any such Third-Party Claim pursuant to this sentence shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (except that the Indemnifying Party or Parties shall not be liable for any expenses incurred by the Indemnitee in defending such Third-Party Claim during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within ten (10) days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim.

(c)               An Indemnifying Party shall be entitled (but shall not be required) to assume, control the defense of, and settle any Third-Party Claim, at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel, which counsel must be reasonably acceptable to the Indemnitee, if it gives written notice of its intention to do so (including a statement that the Indemnitee is entitled to indemnification under this Article IX) to the applicable Indemnitees within thirty (30) days of the receipt of notice from such Indemnitees of the Third-Party Claim (failure of the Indemnifying Party to respond within such thirty (30) day period shall be deemed to be an election by the Indemnifying Party not to assume the defense for such Third-Party Claim). After a notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, at the Indemnitee’s own expense and, in any event, shall reasonably cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses and information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as are reasonably required by the Indemnifying Party; provided, however, that such access shall not require the Indemnitee to disclose any information the disclosure of which would, in the good faith judgment of the Indemnitee, result in the loss of any existing privilege with respect to such information or violate any applicable Law.

(d)               Notwithstanding anything to the contrary in this Section 9.4, in the event that (i) an Indemnifying Party elects not to assume the defense of a Third-Party Claim, (ii) there exists a conflict of interest or potential conflict of interest between the Indemnifying Party and the Indemnitee, (iii) any Third-Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee, (iv) the Indemnitee’s exposure to Liability in connection with such Third-Party Claim is reasonably expected to exceed the Indemnifying Party’s exposure in respect of such Third-Party Claim taking into account the indemnification obligations hereunder, or (v) the Person making such Third-Party Claim is a Governmental Authority with regulatory authority over the Indemnitee or any of its material Assets, such Indemnitee shall be entitled to control the defense of such Third-Party Claim, at the Indemnifying Party’s expense, with counsel of such Indemnitee’s choosing (such counsel to be reasonably acceptable to the Indemnifying Party). If the Indemnitee is conducting the defense against any such Third-Party Claim, the Indemnifying Party shall reasonably cooperate with the Indemnitee in such defense and make available to the Indemnitee all witnesses and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnitee; provided, however, that such access shall not require the Indemnifying Party to disclose any information the disclosure of which would, in the good faith judgment of the Indemnifying Party, result in the loss of any existing privilege with respect to such information or violate any applicable Law. The Indemnifying Party shall timely and regularly pay or reimburse the Indemnitee’s expenses incurred in defense of such Third-party Claim, including all attorneys’ fees and litigation costs, as such expenses are incurred by Indemnitee.

(e)               Unless the Indemnifying Party has failed to assume the defense of the Third-Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third-Party Claim without the consent of the Indemnifying Party (not to be unreasonably withheld, conditioned or delayed). If an Indemnifying Party has failed to assume the defense of the Third-Party Claim, it shall not be a defense to any obligation to pay any amount in respect of such Third-Party Claim that the Indemnifying Party was not consulted in the defense thereof, that such Indemnifying Party’s views or opinions as to the conduct of such defense were not accepted or adopted, that such Indemnifying Party does not approve of the quality or manner of the defense thereof or that such Third-Party Claim was incurred by reason of a settlement rather than by a judgment or other determination of liability.

(f)                In the case of a Third-Party Claim, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third-Party Claim without the consent (not to be unreasonably withheld, conditioned or delayed) of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, consent decree, other order or other non- monetary relief to be entered, directly or indirectly, against any Indemnitee, does not release the Indemnitee from all liabilities and obligations with respect to such Third-Party Claim or includes an admission of guilt or liability on behalf of the Indemnitee.

(g)               Absent fraud or intentional misconduct by an Indemnifying Party, the indemnification provisions of this Article IX shall be the sole and exclusive remedy of an Indemnitee for any monetary or compensatory damages or Losses resulting from any breach of this Agreement or any Ancillary Agreement, and each Indemnitee expressly waives and relinquishes any and all rights, claims or remedies such Person may have with respect to the foregoing other than under this Article IX against any Indemnifying Party.

(h)               Certain Tax Consequences.

(i)                 For U.S. federal and applicable state and local income tax purposes, FHP and SpinCo agree to treat (i) any payment required by this Agreement (other than payments with respect to interest accruing after the Effective Time or payments required under any of the Ancillary Agreements) as either a contribution by FHP to SpinCo or a distribution by SpinCo to FHP, as the case may be, occurring immediately prior to the Effective Time or as a payment of an assumed or retained Liability, and (ii) any payment of interest as taxable or deductible, as the case may be, to the party entitled under this Agreement to retain such payment or required under this Agreement to make such payment, in either case except as otherwise required by applicable Law.

(ii)              Notwithstanding anything to the contrary in this Agreement, in the event that counsel or independent accountants for a Protected REIT determine that there exists a material risk that any indemnification payments due under this Agreement or under any Ancillary Agreement would be treated as Nonqualifying Income upon the payment of such amounts to the relevant Indemnitee, the amount paid to the Indemnitee pursuant to this Agreement in any tax year shall not exceed the maximum amount that can be paid to the Indemnitee in such year without causing the Protected REIT to fail to meet the REIT Requirements for any tax year, determined as if the payment of such amount were Nonqualifying Income as determined by such counsel or independent accountants to the Protected REIT and taking into account any other payments to the Indemnitee (and any other relevant entity, including the Protected REIT) during such tax year that do not constitute Qualifying Income, which determination shall be (i) made by independent accountants to the Indemnitee and (ii) submitted to and approved by the Indemnitee’s outside tax counsel.

(iii)            If the amount that an Indemnifying Party would otherwise be obligated to pay to the relevant Indemnitee for any tax year pursuant to this Agreement exceeds the amount payable for such tax year to such Indemnitee pursuant to the preceding sentence (such excess, the “Expense Amount”), then:

(A)             The Indemnifying Party shall place the Expense Amount into an escrow account (the “Escrow Account”) using an escrow agent and agreement reasonably acceptable to the Indemnitee and shall not release any portion thereof to the Indemnitee, and the Indemnitee shall not be entitled to any such amount, unless and until the Indemnitee delivers to the Indemnifying Party, at the sole option of the relevant Protected REIT, (i) an opinion (an “Expense Amount Tax Opinion”) of the Protected REIT’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income, (ii) a letter (an “Expense Amount Accountant’s Letter”) from the Protected REIT’s independent accountants indicating the maximum amount that can be paid at that time to the Indemnitee without causing the Protected REIT to fail to meet the REIT Requirements for any relevant taxable year, or (iii) a private letter ruling issued by the IRS to the Protected REIT indicating that the receipt of any Expense Amount hereunder will not cause the Protected REIT to fail to satisfy the REIT Requirements (a “REIT Qualification Ruling” and, collectively with an Expense Amount Tax Opinion and an Expense Amount Accountant’s Letter, a “Release Document”). The escrow agreement shall also provide that (x) the amount in the Escrow Account shall be treated as the property of the Indemnifying Party or the applicable Affiliate of the Indemnifying Party, unless it is released from such Escrow Account to the Indemnitee, (y) all income earned upon the amount in the Escrow Account shall be treated as the property of the Indemnifying Party or the applicable Affiliate of the Indemnifying Party and reported, as and to the extent required by applicable Law, by the escrow agent to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned by the Indemnifying Party or the applicable Affiliate of the Indemnifying Party whether or not said income has been distributed during such tax year, and (z) the amount in the Escrow Account shall be invested only as determined by the Indemnifying Party in its sole discretion;

(B)              Pending the delivery of a Release Document by the Indemnitee to the Indemnifying Party, the Indemnitee shall have the right, but not the obligation, to borrow the Expense Amount from the Escrow Account pursuant to a loan agreement reasonably acceptable to the Indemnitee that (i) requires the Indemnifying Party to lend the Indemnitee immediately available cash proceeds in an amount equal to the Expense Amount, and (ii) provides for (A) a reasonable interest rate and reasonable covenants, taking into account the credit standing and profile of the Indemnitee or any guarantor of the Indemnitee, including the Protected REIT, at the time of such loan, and (B) a fifteen (15) year maturity with no periodic amortization;

(C)              Any amount held in escrow pursuant to this Section 9.4 for five (5) years shall be released from such escrow to be used as determined by the Indemnifying Party in its sole and absolute discretion;

(D)             The Indemnitee shall bear all costs and expenses with respect to the escrow; and

(E)              The Indemnifying Party shall cooperate in good faith with the Indemnitee (including amending this Section 9.4(h) at the reasonable request of the Indemnitee) in order to (i) maximize the portion of the payments that may be made to the Indemnitee hereunder without causing the Protected REIT to fail to meet the REIT Requirements, (ii) improve the Indemnitee’s chances of securing a favorable REIT Qualification Ruling, or (iii) assist the Indemnitee in obtaining a favorable Expense Amount Tax Opinion or a favorable Expense Amount Accountant’s Letter. Such cooperation shall include, for example, agreeing to make payments hereunder to a taxable REIT subsidiary of the Indemnitee or an affiliate or designee of the Indemnitee. The Indemnitee shall reimburse the Indemnifying Party for all reasonable costs and expenses of such cooperation.

Section 9.5                Indemnification Obligations Net of Insurance Proceeds. The Parties intend that any Loss subject to indemnification or reimbursement pursuant to this Article IX (an “Indemnifiable Loss”) will be net of Insurance Proceeds that actually reduce the amount of the Loss. Accordingly, the amount which an Indemnifying Party is required to pay to any Indemnitee will be reduced by any Insurance Proceeds actually recovered by or on behalf of the Indemnitee in reduction of the related Loss. If an Indemnitee receives a payment (an “Indemnity Payment”) required by this Agreement from an Indemnifying Party in respect of any Loss and subsequently receives Insurance Proceeds, the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payments received over the amount of the Indemnity Payments that would have been due if the Insurance Proceeds recovery had been received, realized or recovered before the Indemnity Payments were made. The Indemnitee shall use and cause its Affiliates to use reasonable efforts to recover any Insurance Proceeds to which the Indemnitee is entitled with respect to any Indemnifiable Loss. The existence of a claim by an Indemnitee for insurance or against a third party in respect of any Indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained in this Article IX and otherwise determined to be due and owing by an Indemnifying Party; rather, the Indemnifying Party shall make payment in full of such amount so determined to be due and owing by it against a concurrent written assignment by the Indemnitee to the Indemnifying Party of the portion of the claim of the Indemnitee for such insurance or against such third party equal to the amount of such payment. The Indemnitee shall use and cause its Affiliates to use reasonable efforts to assist the Indemnifying Party in recovering or to recover on behalf of the Indemnifying Party, any Insurance Proceeds to which the Indemnifying Party is entitled with respect to any Indemnifiable Loss as a result of such assignment. The Indemnitee shall make available to the Indemnifying Party and its counsel all employees, books and records, communications, documents, items or matters within its knowledge, possession or control that are necessary, appropriate or reasonably deemed relevant by the Indemnifying Party with respect to the recovery of such Insurance Proceeds; provided, however, that nothing in this sentence shall be deemed to require a Party to make available books and records, communications, documents or items which (i) in such Party’s good faith judgment could result in a waiver of any privilege even if the Parties cooperated to protect such privilege as contemplated by this Agreement or (ii) such Party is not permitted to make available because of any Law or any confidentiality obligation to a third party, in which case such Party shall use reasonable efforts to seek a waiver of or other relief from such confidentiality restriction. Unless the Indemnifying Party has made payment in full of any Indemnifiable Loss, such Indemnifying Party shall use and cause its Affiliates to use reasonable efforts to recover any Insurance Proceeds to which it or such Affiliate is entitled with respect to any Indemnifiable Loss.

Section 9.6                Indemnification Obligations Net of Taxes. The Parties intend that any Indemnifiable Loss will be net of Taxes. Accordingly, the amount which an Indemnifying Party is required to pay to an Indemnitee will be adjusted to reflect any Tax benefit to the Indemnitee from the underlying Loss and to reflect any Taxes imposed upon the Indemnitee as a result of the receipt of such payment. Such an adjustment will first be made at the time that the Indemnity Payment is made and will further be made, as appropriate, to take into account any change in the liability of the Indemnitee for Taxes that occurs in connection with the final resolution of an audit by a Taxing Authority. For purposes of this Section 9.6, the value of any Tax benefit to the Indemnitee from the underlying Loss shall be an amount equal to the product of (a) the amount of any present or future deduction allowed or allowable to the Indemnitee by the Code, or other applicable Law, as a result of such Loss and (b) the highest statutory rate applicable under Section 11 of the Code, or other applicable Law.

Section 9.7                Contribution. If the indemnification provided for in this Article IX is unavailable to an Indemnitee in respect of any Indemnifiable Loss, then the Indemnifying Party, in lieu of indemnifying such Indemnitee, shall contribute to the Losses paid or payable by such Indemnitee as a result of such Indemnifiable Loss in such proportion as is appropriate to reflect the relative fault of SpinCo and each other member of the SpinCo Group, on the one hand, and FHP and each other member of the FHP Group, on the other hand, in connection with the circumstances which resulted in such Indemnifiable Loss.

Section 9.8                Remedies Cumulative. The remedies provided in this Article IX shall be cumulative and, subject to the provisions of Article X, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

Section 9.9                Survival of Indemnities. The rights and obligations of each of the Parties and their respective Indemnitees under this Article IX shall survive the Effective Time indefinitely, unless a specific survival or other applicable period is expressly set forth herein, and shall survive the sale or other transfer by any Party or any of its Subsidiaries of any Assets or businesses or the assignment by it of any Liabilities.

Section 9.10              Limitation of Liability. EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN ANY ANCILLARY AGREEMENT, NEITHER FHP OR ANY MEMBER OF THE FHP GROUP, ON THE ONE HAND, NOR SPINCO OR ANY MEMBER OF THE SPINCO GROUP, ON THE OTHER HAND, SHALL BE LIABLE TO THE OTHER, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL (INCLUDING LOST REVENUES OR PROFITS) (OTHER THAN CONSEQUENTIAL DAMAGES THAT ARE REASONABLY FORESEEABLE), PUNITIVE, EXEMPLARY, REMOTE, SPECULATIVE, SPECIAL, OR SIMILAR DAMAGES IN EXCESS OF COMPENSATORY DAMAGES OF THE OTHER ARISING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN ANY SUCH LIABILITY WITH RESPECT TO A THIRD-PARTY CLAIM).

Article X

TAX MATTERS

Section 10.1           Tax Returns and Payments.

(a)            Liability for Taxes.

(i)               FHP Group shall assume and be responsible forfor any and all Taxes attributable to (i) the FHP Business and (ii) the SpinCo Business for taxable periods (or portions thereof) ending on or prior to the Distribution Date of (the “FHP Tax Liabilities”).

(ii)              SpinCo Group shall assume and be responsible for any and all Taxes attributable to the SpinCo Business for taxable periods (or portions thereof) beginning after the Distribution Date (the “SpinCo Tax Liabilities”).

(b)           Refunds. FHP Group shall be entitled to any refund of or credit for Taxes for which FHP or its Subsidiaries are responsible under this Agreement, and SpinCo Group shall be entitled to any refund of or credit for Taxes for which SpinCo or its Subsidiaries are responsible under this Agreement. Refunds for any Straddle Period shall be equitably apportioned between FHP OP and SpinCo OC in accordance with the provisions of this Agreement governing the Taxes with respect to such periods. A Party receiving a refund to which the other Party is entitled pursuant to this Agreement shall pay the amount to which such other Party is entitled within thirty (30) calendar days after the receipt of the refund.

(c)            Filing of Other Tax Returns.

(i)              FHP will have the sole and exclusive responsibility for the preparation and filing of all Tax Returns that any member of the FHP Group is obligated to prepare and file.

(ii)              Subject to the terms of the Administrative Services Agreement, SpinCo shall have the sole and exclusive responsibility for the preparation and filing of all Tax Returns that any member of the SpinCo Group is obligated to file.

(d)           Dispute Resolution. Subject to the final sentence of this Section 10.1(d), the Parties shall attempt in good faith to resolve any disagreement arising with respect to this Article XI, including any dispute in connection with a claim by a third party (a “Tax Dispute”). Either Party may give the other Party written notice of any Tax Dispute not resolved in the normal course of business. Subject to the final sentence of this Section 10.1(d), if the Parties cannot agree within thirty (30) Business Days following the date on which one Party gives such notice, then the Tax Dispute shall be referred to a Tax Advisor acceptable to each of the Parties to act as an arbitrator in order to resolve the Tax Dispute. If the Parties are unable to agree upon a Tax Advisor within fifteen (15) calendar days, the Tax Advisor selected by FHP and the Tax Advisor selected by SpinCo shall jointly select a Tax Advisor that will resolve the Tax Dispute. Such Tax Advisor shall be empowered to resolve the Tax Dispute, including by engaging nationally recognized accountants and other experts. The Tax Advisor chosen to resolve the Tax Dispute shall furnish written notice to the Parties of its resolution of such Tax Dispute as soon as practicable, but in no event later than forty-five (45) Business Days after its acceptance of the matter for resolution. Any such resolution by the Tax Advisor will be conclusive and binding on the Parties. Each of FHP OP and SpinCo OC shall bear fifty percent (50%) of the aggregate expenses of the Tax Advisor chosen to resolve the Tax Dispute.

Section 10.2           Tax Covenants.

(a)           Covenants of FHP and SpinCo.

(i)               The Parties agree that, for U.S. federal and applicable state and local income Tax purposes: (A) immediately prior to the Distribution, SpinCo constitutes a “qualified REIT subsidiary”, and SpinCo OC constitutes an entity disregarded from, FHP, with the result that the Restructuring shall be disregarded prior to the Distribution; (B) the Distribution shall be treated as a distribution of property subject to Section 301 of the Code; and (C) the Parties and their respective Subsidiaries shall report the Restructuring and the Distribution for all Tax purposes in all respects consistently with such treatment, and shall not take any position on any Tax Return that is inconsistent with such treatment.

(ii)              Each Party shall report the values of the SpinCo Common Stock and SpinCo Assets on the Distribution Date as determined by FHP for all Tax purposes in all respects, and shall not take any position on any Tax Return that is inconsistent with such values.

(b)            Covenants of FHP.

(i)               FHP and FHP OP shall use their commercially reasonable efforts to cooperate with SpinCo, as necessary, to enable SpinCo to qualify for taxation as a REIT if and to the extent SpinCo determines to elect to be treated as such, including by providing information and representations to SpinCo and their respective tax counsel with respect to the composition of FHP’s income and assets, composition of the holders of stock of FHP and FHP’s organization, operation, and qualification as a REIT.

(ii)              If SpinCo elects to be treated as a REIT, FHP and FHP OP shall use reasonable best efforts to maintain FHP’s REIT status for each of its taxable years ending on or before December 31, 2021, unless FHP obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS, on which SpinCo can rely, substantially to the effect that FHP’s failure to maintain its REIT status will not prevent SpinCo from making a valid REIT election for any taxable year, or otherwise cause SpinCo to fail to qualify for taxation as a REIT for any taxable year, pursuant to Section 856(g)(3) of the Code.

(c)            Covenants of SpinCo.

(i)               Regardless of whether SpinCo elects to be treated as a REIT, SpinCo shall take all actions, and refrain from taking any actions (in each case other than filing, or failing to file, an election to be treated as a REIT), as are necessary to ensure that SpinCo would qualify for taxation as a REIT had it elected to be treated as such for any taxable periods during which any Secured Note remains outstanding.

(ii)              SpinCo shall accommodate all reasonable requests of FHP with respect to maintenance of the REIT status of FHP and any Subsidiary of FHP that has or will elect to be treated as a REIT for U.S. federal income tax purposes.

Section 10.3           Tax Indemnification.

(a)           SpinCo OC shall pay or cause to be paid, shall be responsible for, and shall indemnify and hold harmless all members of the FHP Group from and against:

(i)               all Taxes of any member of the FHP Group attributable to a breach of any covenant in Section 10.2(a) or Section 10.2(c);

(ii)              all Taxes of any member of the FHP Group for which the SpinCo Group is responsible pursuant to Section 10.1(a).

(iii)             any accounting, legal, and other professional fees and court costs incurred in connection with, evaluating, or defending against any claims that result in any member of the FHP Group becoming entitled to indemnification under this Section 10.3(a); and

(iv)             any Taxes incurred by the FHP Group resulting from indemnification payments made pursuant to this Section 10.3(a).

(b)           FHP OP shall pay or cause to be paid, shall be responsible for, and shall indemnify and hold harmless all members of the SpinCo Group from and against:

(i)               all Taxes of any member of the SpinCo Group attributable to a breach of any covenant in Section 10.2(a) or Section 10.2(b);

(ii)              all Taxes of any member of the SpinCo Group for which the FHP Group is responsible pursuant to Section 10.1(a);

(iii)             any accounting, legal, and other professional fees and court costs incurred in connection with, evaluating, or defending against any claims that result in any member of the SpinCo Group becoming entitled to indemnification under this Section 10.3(b); and

(iv)             any Taxes incurred by the SpinCo Group resulting from indemnification payments made pursuant to this 11.3(b).

Furthermore, indemnification under this Section 10.3 shall follow the procedures described in Section 9.4, except to the extent such procedures conflict with anything described herein.

Section 10.4           Tax Contests.

(a)            Notice of Tax Contests. SpinCo and SpinCo OC shall promptly notify FHP in writing upon receipt by SpinCo or any member of the SpinCo Group of a written communication from any Taxing Authority with respect to any Tax Contest concerning any Tax Return or otherwise concerning Taxes for which FHP or FHP OP may be liable under this Agreement or that impacts any portion of a Straddle Period or Pre-Closing Period. FHP and FHP OP shall promptly notify SpinCo in writing upon receipt by FHP or any member of the FHP Group of a written communication from any Taxing Authority with respect to any Tax Contest concerning any Tax Return or otherwise concerning Taxes for which SpinCo or SpinCo OC may be liable under this Agreement or that impacts any portion of a Post-Closing Period.

(b)           Control of Contest by FHP. FHP and FHP OP shall have the sole responsibility and control over the handling of any Tax Contest, including the exclusive right to communicate with agents of the Taxing Authority, involving (A) any Pre-Closing Period Tax Return of SpinCo or any member of the SpinCo Group or otherwise relating to the SpinCo Assets or SpinCo Liabilities for a Pre-Closing Period or (B) any Straddle Period Tax Return of SpinCo or any member of the SpinCo Group or otherwise relating to the SpinCo Assets or SpinCo Liabilities for a Straddle Period. Upon SpinCo’s or SpinCo OC’s request, SpinCo and SpinCo OC shall be allowed to participate in, but not to control, at SpinCo’s or SpinCo OC”s expense, the handling of any such Tax Contest with respect to any item that may affect SpinCo’s or SpinCo OC’s liability for Taxes pursuant to this Agreement. FHP or FHP OP shall not settle or concede any such Tax Contest with respect to any item in excess of $50,000 for which SpinCo or SpinCo OC is liable hereunder without the prior written consent of SpinCo or SpinCo OC, as applicable, which consent shall not be unreasonably withheld, delayed, or conditioned.

Section 10.5           Cooperation. Each Party shall, and shall cause all of such Party’s Subsidiaries and, to the extent capable of so doing, Affiliates to, fully cooperate with the other Party in connection with the preparation and filing of any Tax Return, the conduct of any Tax Contest (including, where appropriate or necessary, providing a power of attorney) concerning any issues or any other matter contemplated under this Article XI, and use commercially reasonable efforts to mitigate the net economic impact of any Tax Contest. Each Party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation.

Section 10.6           Retention of Records; Access.

(a)            In General. The Parties shall and shall cause the other members of their Group to (i) retain records, documents, accounting data, and other information (including computer data) necessary for the preparation and filing of all Tax Returns in respect of Taxes of either the FHP Group or the SpinCo Group for any taxable period, or for any Tax Contests relating to such Tax Returns and (ii) using commercially reasonable efforts to do so within five (5) Business Days, give to the other Party reasonable access to such records, documents, accounting data, and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for the purpose of the review or audit of such Tax Returns to the extent relevant to an obligation or liability of a Party under this Agreement or for purposes of the preparation or filing of any such Tax Return, the conduct of any Tax Contest or any other matter reasonably and in good faith related to the Tax affairs of the requesting Party. The requesting party shall bear all reasonable out-of-pocket costs and expenses in connection therewith. At any time after the Distribution Date that FHP or any member of the FHP Group proposes to destroy such material or information, FHP and FHP OP shall first notify SpinCo and SpinCo OC in writing and SpinCo and SpinCo OC shall be entitled to receive such materials or information proposed to be destroyed. At any time after the Distribution Date that SpinCo or any member of the SpinCo Group proposes to destroy such material or information, SpinCo and SpinCo OC shall first notify FHP and FHP OP in writing and FHP and FHP OP shall be entitled to receive such materials or information proposed to be destroyed.

(b)           Continuation of Retention of Information, Access Obligations. The obligations set forth above in Section 10.6(a) shall continue until the longer of (i) the time of a Final Determination or (ii) expiration of all applicable statutes of limitations to which the records and information relate. For purposes of the preceding sentence, each Party shall assume that no applicable statute of limitations has expired unless such Party has received notification or otherwise has actual knowledge that such statute of limitations has expired.

Article XI

TERMINATION

Section 11.1           Termination. Upon written notice, this Agreement and each of the Ancillary Agreements may be terminated at any time prior to the Effective Time by and in the sole discretion of FHP without the approval of SpinCo or any other party thereto.

Section 11.2           Effect of Termination. In the event of termination pursuant to Section 11.1, neither Party shall have any Liability of any kind to the other Party as a result of such termination.

Article XII

MISCELLANEOUS

Section 12.1           Further Assurances. Subject to the limitations or other provisions of this Agreement, (a) each Party shall, and shall cause the other members of its Group to, use reasonable efforts (subject to, and in accordance with applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other Party in doing, all things reasonably necessary, proper or advisable to consummate and make effective the Transactions and to carry out the intent and purposes of this Agreement, including using reasonable efforts to obtain satisfaction of the conditions precedent in Article V within its reasonable control and to perform all covenants and agreements herein applicable to such Party or any member of its Group, and (b) neither Party will, nor will either Party allow any other member of its Group to, without the prior written consent of the other Party, take any action which would reasonably be expected to prevent or materially impede, interfere with or delay any of the Transactions. Without limiting the generality of the foregoing, where the cooperation of third parties, such as insurers or trustees, would be necessary in order for a Party to completely fulfill its obligations under this Agreement, such Party shall use reasonable efforts to cause such third parties to provide such cooperation.

Section 12.2           Payment of Expenses. All costs and expenses incurred prior to the Distribution and directly related to the Transactions (other than in respect of Taxes, which shall be governed by Article XI) shall be paid by FHP OP.

Section 12.3           Amendments and Waivers.

(a)            Subject to Section 11.1, this Agreement may not be amended except by an agreement in writing signed by both Parties.

(b)           Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof and any such waiver shall be validly and sufficiently given for the purposes of this Agreement if it is in writing signed by an authorized representative of such Party. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that either Party would otherwise have.

Section 12.4           Entire Agreement. This Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced herein and therein and attached hereto or thereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, commitments, writings, courses of dealing and understandings with respect to the subject matter hereof.

Section 12.5           Survival of Agreements. Except as otherwise expressly contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 12.6           Third-Party Beneficiaries. Except (a) as provided in Article IX relating to Indemnitees and for the release of any Person provided under Section 9.1, (b) as provided in Section 7.1 relating to insured persons and (c) as provided in Section 8.1(a), this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 12.7           Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, (c) when delivered, if delivered personally to the intended recipient, and (d) one (1) Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party (as updated from time to time by notice in writing to the other Party):

(a)            If to FHP or FHP OP:

c/o Freehold Properties, Inc.

232 3rd Avenue N.

Franklin, TN 37064

Attention: Jeff Walraven

Email: jeff@freeholdprop.com

(b)           If to SpinCo or SpinCo OC:

c/o Freehold Fee Simple. Inc.

232 3rd Avenue N.

Franklin, TN 37064

Attention: Ben Hendren

Email: ben@freeholdprop.com

Section 12.8           Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Execution and delivery of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic means shall be deemed to be, and shall have the same legal effect as, execution by an original signature and delivery in person.

Section 12.9           Severability. If any term or other provision of this Agreement or the Exhibits and Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitration tribunal to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitration tribunal shall interpret this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 12.10         Assignability; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of each Party under this Agreement shall not be assignable, in whole or in part, directly or indirectly, whether by operation of law or otherwise, by such Party without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed) and any attempt to assign any rights or obligations under this Agreement without such consent shall be null and void. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement to any of their respective Affiliates; provided that no such assignment shall release such assigning Party from any liability or obligation under this Agreement.

Section 12.11         Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflicts of laws thereof. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally submits to the exclusive jurisdiction and venue in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree (i) to consent to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof); and (ii) that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 12.7. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY KNOWINGLY VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN CONNECTION HEREWITH OR THEREWITH. THE PARTIES HERETO HEREBY EXPRESSLY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

Section 12.12         Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment. The Parties have had access to independent legal advice, have conducted such investigations they thought appropriate, and have consulted with such other independent advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

Section 12.13         Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

Section 12.14         Title and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 12.15         Exhibits and Schedules. The Exhibits and Schedules attached hereto are incorporated herein by reference and shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers as of the date first set forth above.

FREEHOLD PROPERTIES, INC.

By:
Name:
Title:

FREEHOLD PROPERTIES OPERATING PARTNERSHIP, LP

By:
Name:
Title:

FREEHOLD FEE SIMPLE, INC.

By:
Name:
Title:

FFS OPERATING COMPANY, LLC

By:
Name:
Title:

[Signature Page to Separation and Distribution Agreement]